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                                                                    Exhibit 10.4

                            COMMERCIAL MORTGAGE NOTE

$2,000,000.00                                            Farmington, Connecticut
                                                         February 5, 2001

     FOR VALUE RECEIVED, the undersigned, EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation having its principal offices at 1806 New Britain Avenue, Farmington, Connecticut 06032 (hereinafter referred to as "Borrower"), hereby promises to pay to the order of FARMINGTON SAVINGS BANK, a banking corporation (hereinafter referred to as "Bank" and/or "Holder"), at its principal office at 32 Main Street, Farmington, Connecticut 06032, or at such other place as the Holder hereof may from time to time designate, the principal sum of TWO MILLION AND 00/100 ($2,000,000.00) DOLLARS or so much thereof as may be advanced hereunder, together with interest thereon from the date hereof on the unpaid balance hereof remaining from time to time at the rate hereinafter provided.

     The proceeds of this Note are to be used to refinance certain indebtedness of the Borrower in accordance with the terms and conditions set forth in the Loan Agreement ("Loan Agreement") of even date herewith between the Bank and the Borrower. The indebtedness evidenced by this Note is secured by, among other things, a Mortgage Deed ("Mortgage Deed") and a Conditional Assignment of Leases and Rentals, both of even date herewith delivered to the Bank, encumbering the real estate located in the Town of Farmington, County of Hartford and State of Connecticut, known as 1790, 1798 and 1806 New Britain Avenue (the "Property").

     Commencing April 1, 2001, and continuing on the first day of each month thereafter until March 1, 2021 (the "Final Maturity Date"), the Borrower shall make monthly payments of principal and interest. The initial monthly payment will be $18,578.00 The interest rate as of the date hereof is 9.45%. This rate may change in accordance with the terms of this Note.

     The method of calculating the interest rate will change on the first day of March, 2006 and on that day of the month every five (5) years thereafter. Each date on which the interest rate could change is called a "Change Date".

     Beginning with the first Change Date, the interest rate will be based on an Index. The "Index" is the Five Year Federal Home Loan Bank "Classic Credit Rate" for a 5 year Maturity as published in the Weekly Financial Bulletin of the Federal Home Loan Bank of Boston (the "Index"). The Index as of the date hereof is 5.67% . If the Index becomes unavailable during the term of this loan, the Bank may designate a substitute index after notice to the Borrower. The most recent Index figure available as of the date 45 days before each Change Date is called the "Current Index". Before each Change Date, the Bank will calculate the new interest rate by adding TWO AND THREE QUARTERS percentage points (2.75%) to the Current Index. The resulting rate rounded up to the nearest 1/8% will be the Borrower's new interest rate until the next Change Date.

     The Bank will then determine the amount of the monthly payment that would be sufficient to repay the unpaid balance owed at the Change Date in full on the Final Maturity Date at the new interest rate in substantially equal payments. The result of this calculation will be the new amount of the Borrower's monthly payment.

     The new interest rate will become effective on each Change Date. The Borrower will pay the amount of its new monthly payment beginning on the first monthly payment date after the Change Date until the amount of the monthly payment changes again.

     The Bank will deliver or mail to the Borrower a notice of any changes in the interest rate and the amount of its monthly payment before the effective date of any change. The notice will include information required by law to be given to the Borrower and also the title and telephone number of a person who will answer any question it may have regarding the notice.


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     In the event that the Borrower does not locate all of its operating accounts at the Bank by April 30, 2001, then the interest rate will change on May 1, 2001 to a fixed rate of 13.0% and remain at such rate for the remaining term of this Note.

     This Note shall also be payable together with all taxes (other than taxes based upon the Bank's net income) levied or assessed on this Note or the debt evidenced hereby against the Bank.

     An amount equal to one-twelfth (1/12) of the annual property taxes shall be added to the monthly payment of principal and interest

     If this Note is subject to a law which sets maximum charges, which law is finally interpreted so that the interest or other charges collected or to be collected with respect to this Note exceed the permitted limits, then any such charge shall be reduced by the amount necessary to reduce the charge to the permitted limit.

     On the Final Maturity Date, the Borrower shall make one final payment to the Bank in the amount of the then outstanding principal balance hereof together with all accrued and unpaid interest and any other sums then due and owing under this Note, the Mortgage Deed and the Loan Agreement.

     Interest shall be computed on the basis of a year of 360 days, but shall be payable for the actual number of days in each month. Interest shall be payable as aforesaid on the outstanding balance hereunder until said principal balance, together with interest, is fully paid, whether before or after maturity (by acceleration or otherwise), and whether or not any judgment is rendered hereon.

     Any payments received by the Bank under this Note shall be applied first to any late charges, costs, fees, and expenses due hereunder, then to the payment of interest, and finally to the payment of principal.

     This Note may be prepaid in whole or in part without penalty from the Borrower's own funds or from the proceeds of the sale of all or any portion of the Property. If the Borrower makes any prepayments from funds borrowed from any lender other than the Bank, the Borrower shall pay a prepayment penalty of 110% of the present value (discounted at a rate equal to the "Prepayment Rate" as defined below) of the difference between (a) the interest on the amount prepaid for the remaining term of the Note to the next Change Date calculated at a rate equal to the Current Index and (b) the interest for the amount prepaid for the remaining term to the next Change Date calculated at a rate equal to the Index then in effect for that maturity on the day prepayment is made ("Prepayment Rate").

     Any prepayment penalty may be waived in the sole discretion of the Bank. No partial prepayment shall relieve the Borrower of its responsibility to continue to make scheduled payments hereunder until all amounts due hereunder have been paid in full.

     If any payment due hereunder, whether of principal, interest, fees or otherwise, is not received by the Bank within ten (10) days after the date on which it is payable, the Borrower shall pay to the Bank a late charge equal to five percent (5%) of the overdue payment.

     Both principal and interest are payable in lawful money of the United States of America to the Bank at 32 Main Street, Farmington, Connecticut 06032, or at such other address as the Bank designates.

     The loan evidenced by this Note was made in, and this shall be governed by the laws of, the State of Connecticut.

     The Bank shall have a lien on, and an option to set off against all deposits and other property of the Borrower in the possession or control of or in transit to the Bank, without prior demand notice, against the indebtedness described herein.


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     This Note shall, at the option of the Bank, and without notice or demand, become immediately due and payable if any payment of principal and interest on this Note is not paid within ten (10) days after the same is due, or upon the occurrence of any other Event of Default, as defined in the aforesaid Loan Agreement.

     Following default and until cured, the interest rate on this Note shall increase to a rate (the "Default Rate") which is two percentage points (2.0%) in excess of the rate in effect under this Note. The imposition of such a charge by the Bank shall not constitute a waiver of the Bank's right to declare a default hereunder nor shall it impair the right of the Bank to accelerate this Note.

     If this Note is not paid when due whether in accordance with the terms hereof, by acceleration or otherwise, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees.

     If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed.

     The Bank may enforce its rights under this Note against each such person individually or against all such persons together.

     THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS NOTE.

     THE BORROWER AND EACH OTHER PERSON WHO MAY BECOME LIABLE FOR ALL OR ANY PART OF THIS OBLIGATION ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A
PART IS A COMMERCIAL TRANSACTION AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVE THEIR RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES AS AMENDED, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OF FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

     No modification, amendment or waiver of any term or condition of this Note, and no consent by the Bank to any departure therefrom, shall be effective unless the same shall be in writing signed by a duly authorized representative of the Bank, and the same shall be effective only for the period and upon the specific conditions recited in such writing.

     The Borrower and each other person who may become liable for all or any part of this obligation hereby waives any and all notice, demand, presentment, protest, and notice of protest.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first above written.

                                          EDAC TECHNOLOGIES CORPORATION


                                          By /s/ Ronald G. Popolizio
                                             -----------------------------------
                                             Ronald Popolizio
                                             Executive Vice President


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